Exhibit 99.1

MARKER THERAPEUTICS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017

MARKER THERAPEUTICS, INC.

Page
Financial Statements
Report of Independent Registered Public Accounting Firm	3
Balance Sheet as of December 31, 2017	4
Statement of Operations for the year ended December 31, 2017	5
Statement of Stockholders’ Equity for the year ended December 31, 2017	6
Statement of Cash Flows for the year ended December 31, 2017	7
Notes to Financial Statements	8 – 14

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Marker Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marker Therapeutics, Inc . (the “Company”) as of December 31, 2017, the related statements of operations, stockholders’ equity and cash flow for the year in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flow for the year in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

September 7, 2018

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MARKER THERAPEUTICS, INC.

BALANCE SHEET

December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$85,059
Total current assets	85,059
TOTAL ASSETS	$85,059
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable to related party	$335
Total current liabilities	335
Total liabilities	335
Commitments and contingencies
Preferred stock, $0.0001 par value; 10,000,000 shares authorized of which 8,500,000 have been designated as Series A Preferred Stock; 0 shares issued and outstanding as of December 31, 2017	—
Stockholders’ equity
Common stock, $0.0001 par value; 23,222,224 shares authorized; 10,000,002 shares issued and outstanding as of December 31, 2017	1,000
Additional paid-in capital	374,000
Accumulated deficit	(290,276)
Total stockholders’ equity	84,724
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,059

The accompanying notes are an integral part of these financial statements.

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MARKER THERAPEUTICS, INC.

STATEMENT OF OPERATIONS

Year Ended December 31, 2017
Operating expenses:
Research and development	$54,392
General and administrative	223,010
Total operating expenses	277,402
Loss from operations	(277,402)
Net loss	$(277,402)
Net loss per share, basic and diluted	$(0.05)
Weighted average common shares outstanding, basic and diluted	5,863,015

The accompanying notes are an integral part of these financial statements.

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MARKER THERAPEUTICS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Member Units		Series A preferred stock		Common stock		Additional paid-in capital	Accumulated Deficit	Total stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2017	10,000,002	$—	—	$—	—	$—	$10,000	$(12,874)	$(2,874)
Issuance of Series A preferred stock for cash	—	—	1,500,000	1,500	—	—	2,998,500	—	3,000,000
Repurchase of Series A preferred stock	—	—	(1,500,000)	(1,500)	—	—	(2,623,500)	—	(2,625,000)
Capital distribution	—	—	—	—	—	—	(10,000)	—	(10,000)
Conversion from LLC to Corporation	(10,000,002)	—	—	—	10,000,002	1,000	(1,000)	—	—
Net loss	—	—	—	—	—	—	—	(277,402)	(277,402)
Balance as of December 31, 2017	—	$—	—	$—	10,000,002	$1,000	$374,000	$(290,276)	$84,724

The accompanying notes are an integral part of these financial statements.

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MARKER THERAPEUTICS, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2017
Cash flows from operating activities
Net loss	$(277,402)
Increase (decrease) in cash resulting from changes in assets and liabilities:
Prepaid expenses	5,356
Accounts payable	(18,902)
Net cash used in operating activities	(290,948)
Cash flows from financing activities
Proceeds from issuance of Series A preferred stock	3,000,000
Repurchase of Series A preferred stock	(2,625,000)
Proceeds from issuance of loan to related party	46,000
Repayment of loan payable to related party	(46,000)
Capital distribution	(10,000)
Net cash provided by financing activities	365,000
Net increase in cash and cash equivalents ,	74,052
Cash and cash equivalents, at the beginning of the period	11,007
Cash and cash equivalents, at the end of the period	$85,059
Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Supplemental disclosure of noncash investing and financing activities:
Conversion from LLC to Corporation	$1,000

The accompanying notes are an integral part of these financial statements.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations

Marker Therapeutics Inc. (the “Company”) was formed as Marker Therapeutics, LLC on December 11, 2015, by John Wilson and the members of the Baylor College of Medicine (“BCM”) research team, with the goal of licensing from BCM certain technology being developed for BCM by the research team. BCM has a policy that any technology license requires the approval of the researchers working on the subject technology, so Marker had the first right to license the technology, subject to finding outside financing and negotiating mutually acceptable terms with BCM. At December 31, 207, the Company did not have a license to the technology being developed for BCM by the research team. Accordingly, all research by the BCM research team during the year ending December 31, 2017 was conducted at BCM facilities under the auspices of BCM.

The Company may seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund its research and development activities as well as its operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued.

Note 2 — Liquidity, Financial Condition and Management’s Plans

The Company has had limited operating activities to date, substantially all of which have been devoted to seeking financing to fund future research and development activities. The Company has financed its operations since inception using proceeds received from capital contributions made by its stockholders and proceeds in financing transactions.

Notwithstanding, the Company has no revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer-term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

The Company’s working capital needs are influenced by the level of operations, and generally decrease with higher levels of revenue. The Company had cash of approximately $85,000 and working capital approximately $85,000 at December 31, 2017. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer-term business plan. The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future. The Company is currently seeking to obtain additional debt or equity financing, however there are currently no commitments in place for further financing nor is there any assurance that such financing will be available to the Company on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made adjustments to the accompanying financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The Company maintains its books of account and prepares financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The Company’s fiscal year ends on December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Company’s financial statements relate to the valuation of preferred and common stock, the valuation of stock options and the valuation allowance of deferred tax assets resulting from net operating losses. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2017, the Company had cash balances deposited at major financial institutions. Cash balances are considered subject to minimal credit risk as the balances are with high credit quality financial institutions. Cash and cash equivalents include cash in readily available checking and money market accounts.

Research and Development

All research and development costs are expensed as incurred. Research and development costs consist primarily of lab supplies purchased for the research being conducted in the BCM labs and license agreement expenses.

The Company incurred costs of approximately $54,000 on research and development for the year ended December 31, 2017.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax balances. Potential deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on potential deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the date of allowances against deferred tax assets.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2017, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended December 31, 2017.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Loss per Common Share

Basic loss per share include only the weighted average common shares outstanding, without consideration of potentially dilutive securities. Diluted loss per share include the weighted average common shares outstanding and any potentially dilutive common stock equivalent shares in the calculation.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that we adopt as of the specified effective date. Unless otherwise discussed, we do not believe that the impact of recently issued standards that are not yet effective will have a material impact on our financial position or results of operations upon adoption.

Recently Adopted Accounting Pronouncements

Going Concern

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements-Going Concern”, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and requires related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. ASU No. 2014-15 is effective for the Company for the fiscal year ending on December 31, 2016, with early adoption permitted. The Company adopted ASU 2014-15 as of December 31, 2017 in its financial statements and related disclosures, which did not have a material impact on its results of operations, cash flows or financial position.

Note 4 — Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:

Observable inputs such as quoted prices in active markets

Level 2:

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

There were no assets or liabilities measured at fair value as of December 31, 2017.

Note 5 — Outstanding Debt

Between January and May 2017, the Company’s Chief Executive Officer, John Wilson loaned the Company $46,000.

In July 2017, the Company made an aggregate payment of  $46,000.

Note 6 — Net Loss per Share Applicable to Common Stockholders

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted loss per common share is computed similar to basic loss per common share except that it reflects the potential dilution that could occur if dilutive securities or other obligations to issue common stock were exercised or converted into common stock.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 — Related Party Transactions

Wilson Wolf Manufacturing

John Wilson, the Company’s Chief Executive Officer, owns 100% of Wilson Wolf Manufacturing, which is a supplier of the Company.

During the year ended December 31, 2017, expenses incurred related to Wilson Wolf Manufacturing were approximately $23,000, which were recorded as part of general and administrative costs.

Note 8 — Temporary Equity

Preferred Stock

The Company has authorized up to 10,000,000 shares of preferred stock, $0.0001 par value per share, for issuance. The preferred stock will have such rights, privileges and restrictions, including voting rights, dividend conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Company’s board of directors upon its issuance. 10,000,000 shares of preferred stock were initially designated as Series A preferred stock.

The Series A preferred stock holders control the Board. Consequently, the Series A preferred shareholders could force a deemed liquidation event by virtue of their Board control. As such, redemption of the Series A, upon a deemed liquidation event, is not solely within the control of the Company. Therefore, the Series A preferred stock was classified in temporary equity.

2017 Preferred Stock Transactions

On June 5, 2017, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor pursuant to which the Company received proceeds of  $3.0 million. The Company issued 1,500,000 shares of Series A preferred stock at a purchase price of  $2.00 per share.

On November 2, 2017, the Company entered into a Stock Repurchase Agreement with same investor. The Company repurchased 1,500,000 shares of Series A preferred stock at a purchase price of  $2.6 million.

Due to the repurchase of the 1,500,000 shares of Series A preferred stock, such shares were automatically retired and may not be reissued. Accordingly, the number of shares designated as Series A preferred stock was reduced to 8,500,000, none of which are issued and outstanding.

Note 9 — Stockholders’ Equity

Common Stock

The Company has authorized 23,222,224 shares of common stock, $0.0001 par value per share, for issuance. Each share of common stock is entitled to one vote. Common stock owners are entitled to dividends when funds are legally available and declared by the Board.

2017 Common Stock Transactions

On June 1, 2017, the Company converted from an limited liability company (the “Prior Entity”) to a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law. The Company issued 10,000,002 shares of common stock, par value $0.0001, in exchange for all outstanding membership interests.

Note 10 — Stock Options Plans

The Company has reserved 2,222,222 shares of common stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Equity Incentive Plan. Of such reserved shares of common stock, none have been issued pursuant to restricted stock purchase agreements, no options to purchase shares have been granted, and all 2,222,222 shares of common stock remain available for issuance.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 11 — Income Taxes

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, creating a new limitation on deductible interest expense, eliminating the corporate alternative minimum tax (“AMT”), modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017, and changing the rules pertaining to the taxation of profits earned abroad. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018. Consequently, the Company has recorded a decrease related to deferred tax assets, exclusive of the corresponding change in the valuation allowance, for the six months from June 1, 2017 to December 31, 2017. Due to the full valuation allowance on the deferred tax assets, there is no net adjustment to deferred tax expense or benefit due to the reduction of the corporate tax rate.

As of December 31, 2017, the Company has net operating loss carryforwards of approximately $35,000 available to reduce future taxable income, if any, for Federal and state income tax purposes. The U.S. federal and state net operating loss carryforwards will begin to expire in 2037 for federal purposes and state purposes.

Under the Internal Revenue Code (“IRC”) Section 382, annual use of the Company’s net operating loss carryforwards to offset taxable income may be limited based on cumulative changes in ownership. The Company has not completed an analysis to determine whether any such limitations have been triggered as of December 31, 2017. The Company has no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

For the six months from June 1, 2017 to December 31, 2017
Deferred tax assets:
Net operating loss carryforwards	$10,146
Total deferred tax assets	10,146
Valuation allowance	(10,146)
Deferred tax assets, net of allowance	$—

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

For the six months from June 1, 2017 to December 31, 2017
Statutory Federal Income Tax Rate	(34.0)%
State Taxes, Net of Federal Tax Benefit	(6.5)%
Federal tax rate change	11.7%
Change in Valuation Allowance	28.8%
Income Taxes Provision (Benefit)	—%

The Company’s major tax jurisdictions are the United States and Minnesota. The Company’s tax year will remain open starting 2017 for examination by the Federal and state tax authorities from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 12 — Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Note 13 — Subsequent Events

Merger Agreement

On May 15, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with the Company, TapImmune Inc. (“TapImmune”), and Timberwolf Merger Sub, Inc. (“Merger Sub”). Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Marker (the “Merger”), with Marker surviving the Merger as a wholly-owned subsidiary of TapImmune (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock will be converted into the right to receive (i) shares of TapImmune’s common stock, par value $0.001 per share (“TapImmune Common Stock”), in an amount equal to the exchange ratio calculated pursuant to the Merger Agreement (the “Stock Exchange Ratio”), and (ii) warrants to purchase TapImmune Common Stock, in an amount equal to the exchange ratio calculated pursuant to the Merger Agreement (the “Warrant Exchange Ratio”).

The Merger Agreement contains customary representations, warranties and covenants made by TapImmune and the Company, including covenants relating to obtaining the requisite approvals of the stockholders of TapImmune and the Company, indemnification of directors and officers, and TapImmune’s and the Company’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing of the Merger.

The issuance of TapImmune Common Stock and other transactions contemplated by the Merger Agreement are subject to approval by TapImmune’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject generally to an overall material adverse effect qualification, compliance by the parties with their respective covenants and no existence of any law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both TapImmune and the Company and provides for the payment of a termination fee of  $1,500,000 by TapImmune to the Company upon termination of the Merger Agreement under specified circumstances. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a willful, intentional and material breach of the non-solicitation obligations by us, a change in our board of directors’ recommendation of the Merger to the stockholders or other triggering events, Tapimmune may be required to pay the Company reimbursement for certain fees and expenses up to $500,000. In connection with a termination of the Merger Agreement under specified circumstances involving the failure of the Company stockholders to approve the Merger Agreement within 24 hours of signing the Merger Agreement, intentional and material breach of the non-solicitation obligations by the Company or other triggering events, the Company may be required to pay our reimbursement for certain fees and expenses up to $500,000. The Merger Agreement may also be terminated by either us or the Company if the merger has not been consummated by September 15, 2018, subject to an extension of an additional 60 days if our proxy statement is being reviewed or commented upon by the SEC.

Following the Merger, the board of directors of TapImmune will consist of six directors and will be comprised of  (i) three members designated by the Company, and (ii) three members designated by TapImmune.

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MARKER THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

BCM License Agreement

On March 16, 2018, the Company entered into a License Agreement (the “Agreement”) with BCM. As partial consideration for the license, the Company issued to BCM 1,200,000 shares of common stock, with a fair value of approximately $5.0 million (10.71% of  $46.2 million).

Additional Loan from Related Party

On June 11, 2018, the Company’s Chief Executive Officer, John Wilson loaned the Company $100,000 to enable it to pay transaction expenses.

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